                                                                     EXHIBIT 4.7

                          CERTIFICATE OF DESIGNATIONS

                                      FOR

                 SERIES A, B AND C CONVERTIBLE PREFERRED STOCK

                                      OF

                              LASERTECHNICS, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of
Delaware)


     The undersigned, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, does hereby certify that, attached hereto as Exhibits A, B and C are copies of the resolutions duly adopted by the Board of Directors of Lasertechnics, Inc., a Delaware corporation, on the dates indicated which create and set forth the powers, designations, preferences, rights, qualifications, limitations or restrictions for Series A, Series B and Series C Convertible Preferred Stock of Lasertechnics, Inc. and authorize the number of shares of each series of such convertible preferred stock to which the resolutions apply.

     IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of December, 1995 and affirm that the foregoing Certificate of Designations is the act and deed of the Corporation and that the facts stated herein are true.

                                              LASERTECHNICS, INC.


                                              By:  /s/ Ronald Bencke
                                                   -----------------
                                                   Ronald Bencke, Vice President
                                                   and Chief Financial Officer
ATTEST:


/s/ James B. Alley, Jr.
- -----------------------
James B. Alley, Jr., Secretary

                              LASERTECHNICS, INC.

                   RESOLUTION ADOPTED BY BOARD OF DIRECTORS
              ON 7 AUGUST 1995 CREATING AND AUTHORIZING SERIES A
                          CONVERTIBLE PREFERRED STOCK
              OUT OF THE CORPORATION'S AUTHORIZED PREFERRED STOCK
           ------------------------------------------------------------

          RESOLVED, that there is hereby created from the authorized preferred stock a class of convertible preferred stock known as "Series A Convertible Preferred Stock," consisting of 1,500,000 shares, no par value, which shall have the rights, duties and preferences set forth in Exhibit I-A attached hereto.



                                   EXHIBIT A
                                   ---------

                              LASERTECHNICS, INC.

           SERIES A CONVERTIBLE PERIOD STOCK OF LASERTECHNICS, INC.
                         (1,500,000 SHARES AUTHORIZED)
           --------------------------------------------------------

     The rights, duties and preferences of Series A Convertible Preferred Stock are as follows:

     (a)  Stated value per share of $1.30;

     (b)  Cumulative dividends payable on stated value per share:

          RATE                           PERIOD
          ----                           ------

          0%                             Through 31 Dec. 95
          5%                             1 Jan 96 through 31 March 96
          7 1/2%                         1 April 96 through 30 June 96
          10%                            1 July 96 and thereafter

     (c) Dividends payable within 15 days following the end of each calendar quarter commencing 31 Dec. 95;

     (d) Dividends payable in cash or in additional shares of such preferred stock at the option only of the Company through 30 June 96 and thereafter dividends payable in cash or in additional shares of such preferred stock at the option only of stockholder;

     (e) Any dividends paid in kind on such preferred stock valued on basis of stated value per share;

     (f) Each share of such preferred stock shall be convertible into a share of common stock on a one for one basis at any time at the option of stockholder;

     (g) A preference over all common stock of the Company in any liquidation and/or dissolution of the Company equal to the stated value of all such shares of preferred stock outstanding at the time thereof plus accrued dividends; and

     (h) All such shares of preferred stock are redeemable by the Company at their stated value plus accrued dividends at any time without penalty subject to stockholder's right to convert to common stock for 10 business days following receipt of Company's notice of redemption.

     (i) All such shares of preferred stock are entitled to vote as if converted into common stock except upon matters as to which such preferred stock is entitled by law to vote as a separate class.

                                  EXHIBIT I-A
                                  -----------

                              LASERTECHNICS, INC.

                   RESOLUTION ADOPTED BY BOARD OF DIRECTORS
            ON 25 SEPTEMBER 1995 CREATING AND AUTHORIZING SERIES B
                          CONVERTIBLE PREFERRED STOCK
              OUT OF THE CORPORATION'S AUTHORIZED PREFERRED STOCK
           -------------------------------------------------------


          RESOLVED, that there is hereby created from the authorized preferred stock a class of convertible preferred stock known as "Series B Convertible Preferred Stock," consisting of 1,500,000 shares, no par value, which shall have the rights, duties and preferences set forth in Exhibit I-B attached hereto.


                                   EXHIBIT B
                                   ---------

                              LASERTECHNICS, INC.

           SERIES B CONVERTIBLE PERIOD STOCK OF LASERTECHNICS, INC.
                         (1,500,000 SHARES AUTHORIZED)
           --------------------------------------------------------

     The rights, duties and preferences of Series B Convertible Preferred Stock are as follows:

     (a)  Stated value per share of $1.30;

     (b)  Cumulative dividends payable on stated value per share:


          RATE                           PERIOD
          ----                           ------
          0%                             Through 31 Dec. 95
          5%                             1 Jan 96 through 31 March 96
          7 1/2%                         1 April 96 through 30 June 96
          10%                            1 July 96 and thereafter

     (c) Dividends payable within 15 days following the end of each calendar quarter commencing 31 Dec. 95;

     (d) Dividends payable in cash or in additional shares of such preferred stock at the option only of the Company through 30 June 96 and thereafter dividends payable in cash or in additional shares of such preferred stock at the option only of stockholder;

     (e) Any dividends paid in kind on such preferred stock valued on basis of stated value per share;

     (f) Each share of such preferred stock shall be convertible into a share of common stock on a one for one basis at any time at the option of stockholder;

     (g) A preference over all common stock of the Company in any liquidation and/or dissolution of the Company equal to the stated value of all such shares of preferred stock outstanding at the time thereof plus accrued dividends; and

     (h) All such shares of preferred stock are redeemable by the Company at their stated value plus accrued dividends at any time without penalty subject to stockholder's right to convert to common stock for 10 business days following receipt of Company's notice of redemption.

     (i) All such shares of preferred stock are entitled to vote as if converted into common stock except upon matters as to which such preferred stock is entitled by law to vote as a separate class.

                                  EXHIBIT I-B
                                  -----------

                              LASERTECHNICS, INC.

                   RESOLUTION ADOPTED BY BOARD OF DIRECTORS
             ON 21 DECEMBER 1995 CREATING AND AUTHORIZING SERIES C
                          CONVERTIBLE PREFERRED STOCK
              OUT OF THE CORPORATION'S AUTHORIZED PREFERRED STOCK
             -----------------------------------------------------


          RESOLVED, that there is hereby created from the authorized preferred stock a class of convertible preferred stock known as "Series C Convertible Preferred Stock," consisting of 1,500,000 shares, no par value, which shall have the rights, duties and preferences set forth in Exhibit I-C attached hereto.


                                   EXHIBIT C
                                   ---------

                              LASERTECHNICS, INC.

           SERIES C CONVERTIBLE PERIOD STOCK OF LASERTECHNICS, INC.
                         (1,500,000 SHARES AUTHORIZED)
           --------------------------------------------------------

     The rights, duties and preferences of Series A Convertible Preferred Stock are as follows:

     (a)  Stated value per share of $1.51;

     (b)  Cumulative dividends payable on stated value per share:

          ANNUAL RATE         PERIOD
          -----------         ------

          10%                 Commencing 1 January 1996

     (c) Dividends payable within 15 days following the end of each calendar quarter commencing 31 March;

     (d) Dividends payable in cash or in additional shares of such preferred stock at the option only of the Company through 30 September 96 and thereafter dividends payable in cash or in additional shares of such preferred stock at the option only of stockholder;

     (e) Any dividends paid in kind on such preferred stock valued on basis of stated value per share;

     (f) Each share of such preferred stock shall be convertible into a share of common stock on a one for one basis at any time at the option of stockholder;

     (g) A preference over all common stock of the Company in any liquidation and/or dissolution of the Company equal to the stated value of all such shares of preferred stock outstanding at the time thereof plus accrued dividends; and

     (h) All such shares of preferred stock are redeemable by the Company at their stated value plus accrued dividends at any time without penalty subject to stockholder's right to convert to common stock for 10 business days following receipt of Company's notice of redemption.

     (i) All such shares of preferred stock are entitled to vote as if converted into common stock except upon matters as to which such preferred stock is entitled by law to vote as a separate class.

                                  EXHIBIT I-C
                                  -----------